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                                                                 EXHIBIT 10.129

                              ENVIROTEST SYSTEMS CORP.
                               6903 ROCK LEDGE DRIVE
                                 BETHEDSA, MD 20817


                                    June 4, 1998

C. Michael Alston, Esq.
9706 Mill Race Estates Drive
Vienna, Virginia 22182

Dear Mr. Alston:

     This letter agreement sets forth the terms of your employment arrangement with Envirotest Systems Corp. (the "Company"), and amends that certain Separation, Release and Waiver Agreement (the "Separation Agreement"), dated as of September 30, 1997, by and between you, the Company and its affiliates and parents. In addition, this letter agreement amends and restates in its entirety the letter agreement dated April 20, 1998 between you and the Company. You shall serve as Vice President, General Counsel and Secretary for the Company with the salary and other benefits specified in paragraphs 1(a)-(e) and 5 of the Separation Agreement. For purposes of this letter agreement, the "Separation Date" means the date your current employment with the Company terminates.

     You acknowledge that the Company has granted you an option to purchase 36,667 shares of the Company's Class A common stock, par value $0.01 per share (the "Stock"), at the exercise price of $6.750 per share pursuant to a grant letter dated February 12, 1998 and attached hereto. The Company has taken all action required of the Company to authorize the grant of such option and the execution and sending of such grant letter.

     In the event of a "Change of Control" (as defined in such grant letter), or, if earlier, upon your termination of your employment for any reason (alternatively, the "Trigger Date"), the Company shall (i) pay you a cash lump sum in the amount of $123,751.13 and (ii) provide you with the salary and benefits specified in the first paragraph of this letter agreement for the twelve-month period commencing on the Trigger Date.

     Except as set forth herein, all terms and conditions contained in the Separation Agreement shall continue in full force and effect.

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     Please acknowledge that this letter sets forth the correct terms of your employment arrangements with the Company by signing below.

                                       ENVIROTEST SYSTEMS CORP.

                                       By: /s/ Chester Davenport
                                           --------------------------------
                                           Name: Chester Davenport
                                           Title: Chairman

ACKNOWLEDGED AND AGREED TO:


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C. Michael Alston